ORIGINAL

0000177680

BEFORE THE ARIZONA CORPORATION COMMISSION

Arizona Corporation Commission
DOCKETED
MAR 1 2017
DOCKETED BY GB

AZ CORP COMMISSION DOCKET CONTROL
2017 MAR -1 A 10: 02

COMMISSIONERS
TOM FORESE– Chairman
BOB BURNS
DOUG LITTLE
ANDY TOBIN
BOYD DUNN

IN THE MATTER OF THE APPLICATION OF ARIZONA PUBLIC SERVICE COMPANY FOR A HEARING TO DETERMINE THE FAIR VALUE OF THE UTILITY PROPERTY OF THE COMPANY FOR RATEMAKING PURPOSES, TO FIX A JUST AND REASONABLE RATE OF RETURN THEREON, TO APPROVE RATE SCHEDULES DESIGNED TO DEVELOP SUCH RETURN.	DOCKET NO. E-01345A-16-0036
IN THE MATTER OF FUEL AND PURCHASED POWER PROCUREMENT AUDITS FOR ARIZONA PUBLIC SERVICE COMPANY.	DOCKET NO. E-01345A-16-0123 **STAFF'S NOTICE OF FILING SETTLEMENT TERM SHEET**

The Utilities Division Staff of the Arizona Corporation Commission ("Commission") hereby files the Settlement Term Sheet in the above-referenced Docket.

Through a separate agreement, APS, industry representatives, and solar advocates commit to stand by the settlement agreement and refrain from seeking to undermine it through ballot initiatives, legislation or advocacy at the Commission.

RESPECTFULLY SUBMITTED this 1st[th] day of March, 2017.

Maureen A. Scott, Senior Staff Counsel
Wesley C. Van Cleve, Staff Counsel
Charles H. Hains, Staff Counsel
Legal Division
Arizona Corporation Commission
1200 West Washington Street
Phoenix, AZ 85007
(602) 542-3402

On this 1st day of March, 2017, the foregoing document was filed with Docket Control as an Utilities Division Notice of Filing - Miscellaneous, and copies of the foregoing were mailed on behalf of the Utilities Division to the following who have not consented to email service. On this date or as soon as possible thereafter, the Commission's eDocket program will automatically email a link to the foregoing to the following who have consented to email service.

Thomas Jernigan
Federal Executive Agencies
U.S. Airforce Utility Law Field Support Center
139 Barnes Drive, Suite 1
Tyndall Air Force Base Florida 32403
thomas.jernigan.3@us.af.mil
ebony.payton.crt@us.af.mil
andrew.unsicker@us.af.mil
lanny.zieman.1@us.af.mil
natalie.cepak.2@us.af.mil
Consented to Service by Email

Nicholas J. Enoch
LUBIN & ENOCH, PC
349 N. Fourth Ave.
Phoenix Arizona 85003

T. Hogan
ARIZONA CENTER FOR LAW IN THE PUBLIC INTEREST
514 W. Roosevelt Street
Phoenix Arizona 85003

Timothy J. Sabo
SNELL & WILMER, LLP
One Arizona Center
400 East Van Buren, 19th Floor
Phoenix Arizona 85004
tsabo@swlaw.com
jhoward@swlaw.com
docket@swlaw.com
pwalker@conservamerica.org
Consented to Service by Email

Thomas A Loquvam
PINNACLE WEST CAPITOL CORPORATION
400 N. 5Th St, MS 8695
Phoenix, Arizona 85004
Thomas.Loquvam@pinnaclewest.com
Thomas.Mumaw@pinnaclewest.com
Melissa.Krueger@pinnaclewest.com
Amanda.Ho@pinnaclewest.com
Debra.Orr@aps.com
prefo@swlaw.com
Consented to Service by Email

Cynthia Zwick
ARIZONA COMMUNITY ACTION ASSOCIATION
2700 N. Third St. - 3040
Phoenix Arizona 85004
czwick@azcaa.org
khengehold@azcaa.org
Consented to Service by Email

Kurt Boehm
BOEHM, KURTZ & LOWRY
36 E. Seventh St. Suite 1510
Cincinnati Ohio 45202

Richard Gayer
526 W. Wilshire Dr.
Phoenix Arizona 85003
rgayer@cox.net
Consented to Service by Email

Timothy M. Hogan
ARIZONA CENTER FOR LAW IN THE PUBLIC INTEREST
514 W. Roosevelt St.
Phoenix Arizona 85003
thogan@aclpi.org
ken.wilson@westernresources.org
schlegelj@aol.com
ezuckerman@swenergy.org
bbaatz@aceee.org
briana@votesolar.org
cosuala@earthjustice.org
dbender@earthjustice.org
cfitzgerrell@earthjustice.org
Consented to Service by Email

Michael Patten
SNELL & WILMER, LLP
One Arizona Center
400 East Van Buren Street
Phoenix Arizona 85004
mpatten@swlaw.com
jhoward@swlaw.com
docket@swlaw.com
BCarroll@tep.com
Consented to Service by Email

Albert H. Acken
One N. Central Ave Ste 1200
Phoenix Arizona 85004
aacken@rcalaw.com
ssweeney@rcalaw.com
slofland@rcalaw.com
jjw@krsaline.com
Consented to Service by Email

Jay I. Moyes
MOYES SELLERS & HENDRICKS, LTD
1850 N. Central Ave. - 1100
Phoenix Arizona 85004
JasonMoyes@law-msh.com
jimoyes@law-msh.com
jim@harcuvar.com
Consented to Service by Email

Daniel Pozefsky
RUCO
1110 West Washington, Suite 220
Phoenix Arizona 85007

Janet Wagner
ARIZONA CORPORATION COMMISSION
1200 W Washington
Phoenix Arizona 85007
Legaldiv@azcc.gov
JXHatch-Miller@azcc.gov
chains@azcc.gov
wvancleve@azcc.gov
eabinah@azcc.gov
tford@azcc.gov
evanepps@azcc.gov
cfitzsimmons@azcc.gov
kchristine@azcc.gov
mscott@azcc.gov
Consented to Service by Email

Anthony Wanger
IO DATA CENTERS, LLC
615 N. 48th St
Phoenix Arizona 85008

Giancarlo Estrada
KAMPER ESTRADA, LLP
3030 N. 3rd Street, Suite 770
Phoenix Arizona 85012
gestrada@law.phx.com
kfox@kfwlaw.com
kcrandall@eq-research.com
Consented to Service by Email

Garry D Hays
LAW OFFICES OF GARRY D. HAYS, PC
2198 East Camelback Road, Suite 305
Phoenix Arizona 85016
ghays@lawgdh.com
Consented to Service by Email

John William Moore, Jr.
MOORE BENHAM & BEAVER, PLC
7321 N. 16th Street
Phoenix Arizona 85020

Craig A. Marks
CRAIG A. MARKS, PLC
10645 N. Tatum Blvd.
Suite 200-676
Phoenix Arizona 85028
Craig.Marks@azbar.org
Pat.Quinn47474@gmail.com
Consented to Service by Email

Greg Patterson
MUNGER CHADWICK
916 W. Adams Suite 3
Phoenix Arizona 85007

Timothy La Sota
ARIZONA CORPORATION COMMISSION
Acting Director- Legal Division
1200 W. Washington
Phoenix Arizona 85007
Legaldiv@azcc.gov
chains@azcc.gov
wvancleve@azcc.gov
eabinah@azcc.gov
tford@azcc.gov
evanepps@azcc.gov
cfitzsimmons@azcc.gov
kchristine@azcc.gov
mscott@azcc.gov
EAblinah@azcc.gov
Consented to Service by Email

Meghan H. Grabel
OSBORN MALEDON, PA
2929 N. Central Avenue Suite 2100
Phoenix Arizona 85012
mgrabel@omlaw.com
gyaquinto@arizonaic.org
Consented to Service by Email

Scott S. Wakefield
HIENTON & CURRY, PLLC
5045 N 12th Street, Suite 110
Phoenix Arizona 85014-3302
swakefield@hclawgroup.com
mlougee@hclawgroup.com
Stephen.chriss@wal-mart.com
Greg.tillman@walmart.com
chris.hendrix@wal-mart.com
Consented to Service by Email

Patrick J. Black
FENNEMORE CRAIG,P.C.
2394 E. Camelback Rd, Ste 600
Phoenix Arizona 85016
pblack@fclaw.com
khiggins@energystrat.com
Consented to Service by Email

Tom Harris
ARIZONA SOLAR ENERGY INDUSTRIES
ASSOCIATION
2122 W. Lone Cactus Dr. Suite 2
Phoenix Arizona 85027
Tom.Harris@AriSEIA.org
Consented to Service by Email

Dennis M. Fitzgibbons
FITZGIBBONS LAW OFFICES, PLC
P.O. Box 11208
Casa Grande Arizona 85230
denis@fitzgibbonslaw.com
Consented to Service by Email

Thomas E. Stewart
GRANITE CREEK POWER & GAS/GRANITE CREEK FARMS
5316 East Voltaire Avenue
Scottsdale Arizona 85254-3643
tom@gcfaz.com
Consented to Service by Email

Albert E. Gervenack
SUN CITY WEST PROPERTY OWNERS & RESIDENTS ASSOCIAT
13815 Camino Del Sol
Sun City West Arizona 85375
al.gervenack@porascw.org
rob.robbins@porascw.org
Bob.miller@porascw.org
Consented to Service by Email

Lawrence V. Robertson, Jr.
210 Continental Road, Suite 216A
Green Valley Arizona 85622
tubaclawyer@aol.com
Consented to Service by Email

Charles Wesselhoft
Pima County Attorney's Office
32 North Stone Avenue, Suite 2100
Tucson Arizona 85701
Charles.Wesselhoft@pcao.pima.gov
Consented to Service by Email

Robert Pickels, Jr.
Sedona City Attorney's Office
102 Roadrunner Drive
Sedona Arizona 86336
rpickels@sedonaaz.gov
Consented to Service by Email

Ann-Marie Anderson
WRIGHT WELKER & PAUOLE, PLC
10429 South 51st Street, Suite 285
Phoenix Arizona 85044
aanderson@wwpfirm.com
sjennings@aarp.org
aallen@wwpfirm.com
john@johncoffman.net
Consented to Service by Email

Court S. Rich
ROSE LAW GROUP, PC
7144 E. Stetson Drive, Suite 300
Scottsdale Arizona 85251
crich@roselawgroup.com
hslaughter@roselawgroup.com
cledford@mcdonaldcarano.com
Consented to Service by Email

Greg Eisert
SUN CITY HOME OWNERS ASSOCIATION
10401 W. Coggins Drive
Sun City Arizona 85351
gregeisert@gmail.com
steven.puck@cox.net
Consented to Service by Email

Patricia C. Ferre
P.O. Box 433
Payson Arizona 85547
pFerreact@mac.com
Consented to Service by Email

L. Robertson, Jr.
210 Continental Road, Suite 216A
Green Valley Arizona 85622

Warren Woodward
200 Sierra Road
Sedona Arizona 86336
w6345789@yahoo.com
Consented to Service by Email

By: Karyn Christine
Karyn L. Christine
Executive Legal Assistant

ARIZONA PUBLIC SERVICE COMPANY RATE CASE
Docket Nos. E-01345A-16-0036 and E-1345A-16-0123
FINAL TERM SHEET
March 1, 2017

The Parties listed below (Exhibit B) agree to settle the proceedings in Docket Nos. E-01345A-16-0036 and E-1345A-16-0123 as described below.

Agreed-upon Revenue Requirement Terms

1) Revenue requirement. $87.25 million non-fuel, non-depreciation revenue requirement increase. This net increase includes (i) 12 months of post-test year plant; and (ii) $1.25 million dedicated to crisis bill assistance. APS will use $15 million in over-collected DSM funds to reduce the year 1 bill impact to customers through a onetime adjustment to the DSMAC. In future rate cases, APS will agree to impute net revenue growth for any revenue producing plant included in post-test year plant.

2) Fuel. Fuel base rate decrease of $53.626 million at a base fuel rate of $3.0168 cents/kWh.

3) Cost of Capital.
   a. Return on Equity: 10%

   b. Embedded Cost of Debt: 5.13%

   c. Return on Fair value Increment: 0.8%

   d. Capital Structure: 44.2% debt and 55.8% common equity

4) Rate Case Moratorium. No new general rate case application before June 1, 2019.

5) PSA. Modified to include the chemicals identified in Staff's proposal and third-party battery storage, provided that APS files for approval to include any third-party battery storage contract with the Commission 90 days before its effective date.

   The September 30 Preliminary Annual PSA Rate filing and the December 31 Final Annual PSA Rate calculation filing will be consolidated into one annual reset filing that will occur annually by November 30. Staff will have 60 days to review the annual PSA reset application before the new PSA rate goes into effect.

6) Adjustor Transfers.

Adjustor transfers agreed to herein shall include: the portion of transmission revenue requirements that is presently collected in the TCA; the portion of the lost fixed costs that are presently collected in the LFCR; the portion of environmental compliance revenue requirements that is presently collected in the EIS; an increase in the portion of energy efficiency expense to be collected in base rates from the DSMAC; the revenue requirement of Arizona Sun-related renewable generation, the Schools and Governments Program and the Community Power Project will be transferred from

the REAC into base rates; the portion of APS's acquisition of Southern California Edison's share of Four Corners currently collected in the Four Corners Rate Rider; the portion of the System Benefits reduction that went into effect January 1, 2016 to reflect Palo Verde Unit 2 being fully funded in the nuclear decommissioning trust; and a net decrease to the fuel-related component of rates, in re-setting the PSA to zero.

Transfer of Adjustors into Base Rates

$ in Millions

	$	%
Transmission Cost Adjustor Transfer	$ 128.785	4.46%
Lost Fixed Cost Recovery Adjustor Transfer	46.054	1.59%
Environmental Improvement Surcharge Transfer	2.459	0.09%
Demand Side Management Adjustment Clause Transfer	9.993	0.35%
Renewable Energy Adjustment Clause Transfer	37.596	1.30%
Four Corners Rate Rider Transfer	57.670	2.00%
System Benefits Charge Transfer	(14.604)	-0.51%
Total Surcharge Transfer	$ 267.953	9.28%

**The chart above uses Staff's revenue conversion factor and is subject to true up with final numbers.

7) Four Corners.
   a. Step Increase. The parties agree that this rate case should remain open for the sole purpose of allowing APS to file a request that its rates be adjusted no later than January 1, 2019 to reflect the proposed addition of SCR equipment at Four Corners. In this request APS may seek to reflect in rates the rate base and expense effects associated with the installation and operation of the Four Corners' SCRs and any cost deferral authorized in accordance with the provisions below. The parties recognize that there is a pending lawsuit in the Arizona Court of Appeals (Case No. 1-CA-CC-15-0001) involving the legality of a step increase in conjunction with APS's acquisition of Four Corners Units 4 and 5. To the extent any of the signatories to this Settlement Agreement are Parties to that lawsuit, their signing onto this Settlement Agreement shall be without prejudice with respect to their positions in the pending appeal.
   b. Deferral. APS would be permitted a cost deferral order in this proceeding for the SCRs similar to that authorized in Decision No. 73130 (April 24, 2012) for the acquisition by APS of the SCE interest in Four Corners, except that the interest component of the SCR deferral would be calculated at APS's embedded cost of debt (5.13%).

8) Ocotillo Modernization Project (OMP). APS would be permitted a cost deferral order for the OMP. The OMP deferral order would conform to the terms described above for the Four Corners' SCRs.

The entire OMP will be in service before the rate effective date of APS's next rate case, and the entire OMP investment will be addressed and resolved in that proceeding. This agreement does not address the prudency of OMP, however, and a deferral of the OMP costs does not guarantee recovery of those costs. Moreover, the consideration of OMP in APS's next rate case does not create any precedent, guarantee, or certainty regarding the consideration or treatment of post-test year plant.

9) Property Tax Rate Change Deferral.
   a. APS would be allowed to defer for future recovery (or credit to customers) the Arizona property tax expense above or below the test year level caused by changes to the applicable Arizona composite property tax rate (not changes to the assessed value of property). Unless it is negative, this property tax deferral will not accrue interest during the deferral period. If it is negative, it would accrue interest in favor of APS's customers at a rate equal to APS's short term debt rate.
   b. Beginning with the effective date of the Commission decision resulting from APS's next general rate case, any final property tax rate deferral that has a positive balance will be recovered from customers over 10 years including a return at APS's short term debt rate, also with a return on any unrefunded negative balance at the same short term debt rate.
   c. Prior to the next APS rate case, APS will meet and confer with Staff, RUCO and stakeholders regarding the appropriate ratemaking treatment for the two year lag on payment of property taxes for post-test year plant.

10) Self-build moratorium. APS will not pursue any new self-build generation option having an in-service date prior to January 1, 2022 unless expressly authorized by the Commission. Such restriction shall extend to December 31, 2027 with regard to the construction of combined-cycle generating units. For purposes of any final settlement agreement, "self-build" does not include any of the following: (1) the OMP; (2) the acquisition of a generating unit or an interest in a generating unit from a non-affiliated merchant or utility generator; (3) the acquisition of generation needed for system reliability when under the circumstances the seeking of prior Commission approval is impossible or impractical; (4) distributed generation or storage of less than 50 MW per location; (5) microgrids irrespective of size; (6) renewable generation; or (7) uprates or repowering of existing APS-owned generation.

    As part of any APS request for Commission authorization to self-build generation, APS will address:
    a. The Company's specific unmet needs for additional long-term resources.
    b. The Company's efforts to secure adequate and reasonably-priced long-term resources from the competitive wholesale market to meet these needs.
    c. The reasons why APS believes those efforts have been unsuccessful, either in whole or in part.
    d. The extent to which the request to self-build generation is consistent with any applicable Company resource plans and competitive resource acquisition rules.
    e. The anticipated cost of the proposed self-build option in comparison with suitable alternatives available from the competitive market for the relevant analysis period.

Nothing in this section shall be construed as relieving APS of its existing obligation to prudently acquire generating resources, including but not limited to seeking the above authorization to self-build a generating resource or resources.

The issuance of any RFP or the conduct of any other competitive solicitation in the future shall not, in and of itself, preclude APS from negotiating bilateral agreements with non-affiliated parties.

11) Depreciation.

a. APS will lower its proposed annual depreciation expense by $20 million per year, resulting in a $61 million increase in depreciation expense, by adjusting its proposed lives/net salvage rates for its distribution accounts (account list to be developed) and by accelerating the amortization of the present excess depreciation reserves for Palo Verde.
b. For the term of this settlement agreement the annual depreciation expense for the Palo Verde Nuclear Generating Station will be decreased by $21 million.
c. The decrease in Palo Verde depreciation not needed to fund the reduction in revenue requirements described in sub-bullet (a) above ("Excess Amount") would be offset by a more rapid amortization of the Cholla 2 regulatory asset such that there would be no additional impact on APS's revenue requirement.
d. Should the Cholla 2 regulatory asset become fully amortized prior to APS's next general rate case, the Excess Amount will be used to accelerate the recovery of APS's remaining investment in Navajo Generating Station.
e. For purposes of settling this rate case, APS's depreciation rates will be deemed to use the straight-line method, vintage group procedure, and remaining life technique.
f. In APS's next rate case, APS will file a depreciation rate study that includes alternative calculations for cost of removal and dismantlement (negative net salvage) using the "FAS 143" discounted net present value method, computed using a discount rate to be agreed upon.

12) Palo Verde decommissioning. The decommissioning expense proposal of the Company will be adopted. A copy of that decommissioning contribution schedule will be attached to any final settlement agreement.

13) Cost of Service Study. The next rate case application should include an Excel spreadsheet reflecting a cost of service study which shall be available to all parties. APS will meet and confer with stakeholders prior to filing to discuss the cost of service format.

In its next general rate case, APS agrees to perform the Average and Excess methodology to allocate production demand costs to residential and general service classes and then reallocate production demand within the residential sub-classes based on 4CP. APS or any other party may propose any other allocation methods for consideration in the case as well.

14) Navajo Generating Station. APS will address any potential impacts in Docket No. E-00000C-17-039. To the extent it deems appropriate, APS may request that a separate Docket specific to APS be opened to address any issues pertaining to APS's interest in the Navajo Generating Station.

15) Annual Workforce Planning Report. APS shall file a workforce planning report with the Commission containing the following information: (i) the identification of each of the specific challenges or issues APS faces regarding workforce planning; (ii) the specific action(s) APS is taking to address each challenge or issue; and (iii) an update of the progress APS has made toward resolving each challenge or issue. The workforce planning report shall be filed on an annual basis, in this docket, on or before May 31, until the conclusion of the next APS general rate case, and shall be limited to the following job classifications: Electrician-Journeyman, Lineman-Journeyman, Technician-E&I, and Operator-Power Plant (a/k/a Auxiliary Operators and Control Operators). At a minimum, the workforce planning report shall set forth: (i) the number of employees then currently holding these positions; (ii) the present mean and median ages of APS's workforce with respect to these job classifications; (iii) the share of retirement-eligible employees, both as a percentage and in absolute terms, in each of these job classifications; and (iv) the anticipated hiring level and attrition level for each of these job classifications. This report shall replace the Workforce Planning Report now being filed by APS as a requirement of their last rate case.

16) Proposed Tax Expense Adjustor Mechanism. In the event that significant Federal income tax reform legislation is enacted and effective prior to the conclusion of APS's next General Rate Case, and such legislation materially impacts the Company's annual revenue requirements, APS proposes the creation of a rate adjustment mechanism to enable the pass-through of income tax effects to customers. This proposed adjustor mechanism has the following elements:

   a. The change in revenue requirements due to Federal tax reform will be measured as the change in:
      i. The Federal Income Tax Rate (currently 35%) applied to the Company's Adjusted 2015 Test Year;
      ii. The annual amortization of any resulting excess deferred income tax regulatory liability compared to the Company's Adjusted 2015 Test Year, and;
      iii. Permanent income tax adjustments (such as interest expense and/or property tax expense deductibility) compared to those taken in the Company's Adjusted 2015 Test Year.
   b. The Company will reduce retail rates through the Tax Expense Adjustor Mechanism (TEAM).
      i. The rate will be computed on a prospective basis each year based on the jurisdictional retail income tax savings as compared to the income tax expense used to set rates in this proceeding combined with the Company's projection of jurisdictional retail sales for the coming year. The rate will be filed on December 1st and will become effective with the first billing cycle in March of each year.

ii. The adjustment will be assessed to each customer as an equal per kWh charge.
iii. The adjustor mechanism will include a balancing account such that any under- or over-collected balance will be recovered or refunded in the following year.
iv. Each year's under- or over-collected balance will accrue interest at the Company's applicable cost of short-term debt.

The TEAM will terminate at the conclusion of APS's next case.

17) Elimination or Waiver of Certain Compliance Requirements. Staff's Recommendations for elimination or waiver of certain compliance requirements will be adopted.

Agreed-upon Rate Design Terms

1) Residential rate design.
   a. R-XS: Available to customers without distributed generation using less than 600 kWh per month on average. Basic Service Charge $10.
   b. R-Basic: Basic Service Charge $15. Available to customers without distributed generation using more than 600 kWh but less than 1,000 kWh per month on average.
   c. R-Basic Large: Basic Service Charge $20. Available to customers without distributed generation using 1,000 kWh per month or more on average.
   d. TOU-E: Available to all customers. Basic Service Charge $13. Winter Super Off-peak from 10:00am – 3:00pm weekdays. Average off-set rate inclusive of the Grid Access Charge described in Paragraph 4. Customers currently on a Time Advantage rate plan will transition to this rate unless they select to voluntarily move to another rate for which they are eligible.
   e. R-2: Available to all customers. Basic Service Charge $13.
   f. R-3: Available to all customers. Basic Service Charge $13. Customers currently on the Combined Advantage rate plan will transition to this rate unless they select to voluntarily move to another rate for which they are eligible.
   g. R-Tech Pilot Rate Program:
      i. An Optional R-Tech Pilot Rate Program shall be created that will initially serve up to 10,000 customers. Once 6,000 customers have signed up to take service under this program, and if such threshold has been reached prior to the Company's next general rate case filing, the Company shall provide notice and promptly convene a meeting of the interested parties to this Docket to discuss the future of the Pilot Program. If each of the parties to that discussion agree on a new customer participation level for the R-Tech Pilot Program that shall apply until the Commission determines the disposition of the R-Tech Pilot Program during the Company's next general rate case the Company shall file a notice in this Docket to that effect and the program shall continue to be offered up to the new agreed upon customer participation level. However, if all parties cannot agree to a new customer participation level, then APS shall file a report on the R-Tech Pilot Program

and request that the Commission determine whether to continue, expand, or terminate the program in the Docket within 90 days of the date that 7,000 customers have begun taking service under this program. The Commission will then promptly review the program and determine if it should continue, terminate, or be adjusted.

ii. The Parties have agreed to a rate design for the R-Tech Pilot Rate Program as set forth on Exhibit A attached hereto.

h. The TOU on peak period will be 3:00 p.m. to 8:00 pm. weekdays for TOU-E, R-2, R-3, R-Tech and XS General Service.

2) Rate Availability. All customers may select R-Basic, R-Basic Large, TOU-E, R-2, or R-3, including R-Tech or R-XS if they qualify, until May 1, 2018, except to the extent grandfathered under other sections of this Settlement Agreement. Distributed generation customers will not be eligible for R-XS, R-Basic or R-Basic Large. After May 1, 2018, R-Basic Large will no longer be available to new customers or customers who are on another rate. New customers after May 1, 2018 may choose TOU-E, R-2, R-3 or if they qualify R-XS or R-Tech for 90 days. After 90 days new customers may opt-out of their current rate and select R-Basic if they qualify. Customers transitioning to R-Basic must stay on that rate for at least 12 months.

3) Residential rate design—DG customers. DG customers are eligible for four different rates including all proposed TOU and Demand rates. DG customers that select TOU-E will have a Grid Access Charge that will be finalized when the proof of revenue is complete.

4) Self-consumption Off-set and Resource Comparison Proxy (RCP). Offset rate for TOU-E of $0.105/kWh, which is inclusive of the Grid Access Charge but exclusive of taxes and adjustors. This is an approximately $0.120/kWh offset rate after these adjustments. Offset based on the load profile and production profile of APS customers with DG during the test year. Individual customer offset will vary based on individual usage patterns and DG system size, orientation, and production. The RCP for exported energy established in Decision No. 75859, as amended by Decision No. 75932, will be $0.129/kWh in year one, which is inclusive of undifferentiated transmission, distribution, and loss components. This export rate will be calculated using a 2015 base year. This first year export rate does not create any precedent, imply any change to the structure of or detail in the Resource Comparison Proxy, or otherwise change any aspect of Decision No. 75859. The parties signing below (Signing Parties) agree to settle the proceedings in Docket Nos. E-01345A-16-0036 and E-1345A-16-0123 as described below..

5) Grandfathering. APS customers that file an interconnection application before a Decision is issued in this case shall be grandfathered for a period of twenty years, with the twenty year period beginning from the date the system is interconnected with APS. As contemplated in Decision No. 75859, grandfathered DG customers will continue to take service under full retail rate net metering and will continue to take service on their current tariff schedule for the length of the grandfathering period, which for APS are rate schedules E-12, ET-1, ET-2, ECT-1 or ECT-2. In its next rate case, APS will propose that the rates

on each of these legacy tariffs will be updated with an equal percent increase applied to every rate component equal to the residential average base rate increase approved.

6) Commercial and Industrial Customers.
   a. APS's Aggregation Rate and Extra High Load Factor Rate are as proposed and APS's Economic Development Service Schedule 9 as modified by Staff.
   b. Net metering for non-residential solar customers: no change to current net metering structure until addressed in a future Value of Solar or other proceeding.
   c. The Signatories agree that issues related to a non-ratchet rate design alternative for C&I remain unresolved by this Agreement, and the Signatories agree they may present their respective positions in the hearing scheduled in this proceeding. This provision is not intended to limit any Signatory's ability to present its position on this issue. The Parties to this docket may also present their respective positions in the hearing.

7) Effective Date of Rate Plans. The rate increase will go into effect on the effective date of the Commission's Order approving the Settlement Agreement in this case using the transition rates as proposed. Transition rates are existing residential and extra small general service rate schedules with updated revenue requirements. Customers will have the opportunity to select any rate which they qualify for, and APS will provide them information on options that would minimize their bill. Customers that do not select a different rate will transition to the updated rate plan most like their existing rate on or before May 1, 2018. At least 90 days before transitioning customers who have not selected a rate, APS will provide a report to the ACC indicating the total number of customers who have not made a selection.

   APS will make a one-time allocation of $5 million from over-collected demand-side management (DSM) funds to DSM programs for education and to help customers manage new rates and rate options including services and tools available to customers to help them manage their utility costs. APS shall file an outreach and education plan and shall provide stakeholders with an opportunity for review and comment on the draft plan prior to completing its final plan.

8) AMI. Upfront fee of $50 to change out a standard meter for a non-standard meter and monthly fee of $5. Residential distributed generation customers and Commercial and Industrial customers are not eligible for the opt-out program. Opt-out does not include access to analog meters.

9) Limited income customers. A 25% bill discount for E-3 customers and a 35% bill discount for E-4 customers, with an additional $1.25 million per year for crisis bill assistance for APS's limited income residential customers as noted in Revenue Requirement Paragraph 1 above.

10) LFCR.
   a. Remove the LFCR opt-out rate option.

b. Adjustment will no longer be applied to customer's bills as an equal percentage surcharge, but rather as a capacity (demand) charge per kW for customers with a demand rate and as a kWh charge for customers with a two-part rate without demand.
c. Filing date of February 15th for APS's LFCR compliance filings and new LFCR rates take effect, after Commission approval, with the first billing cycle of May each year.

11) <u>EIS and TCA</u>. Increase the cumulative per kWh cap rate for the EIS from the current $0.00016 to a new rate of $0.00050 and include a balancing account. Staff and the Company have agreed to the use of a balancing account for the TCA as long as permitted by FERC.

12) <u>AZ Sun II</u>.
   a. Purpose. To expand access to rooftop solar for low and moderate income Arizonans.
   b. Program. APS will implement a new program for utility-owned solar distributed generation. For this program, distributed generation will be defined as photovoltaic solar generation connected to the distribution system. APS will use third-party solar contractors to install the solar systems. The third-party solar contractors will be competitively selected through an RFP process. APS will own all the generation, renewable energy credits and other attributes from this program.
   c. Funding. All reasonable and prudent costs incurred by APS pursuant to this program will be recoverable through the Renewable Energy Adjustment Clause until the next rate case.
      i. Allowable costs. Expenses eligible for recovery through the Renewable Energy Adjustment Clause include all O&M expenses, property taxes, marketing and advertising expenses, and the capital carrying costs of any capital investment by APS through this program (depreciation expenses at rates established by the Commission, and return on both debt and equity at the pre-tax weighted average cost of capital).
      ii. Rate base. APS may request that the capital costs of the solar systems installed under this program be included in rate base in its next rate case.
      iii. Prudency review. APS's expenses under this program may be reviewed for prudency in each annual REST docket. Further, if APS includes any of these solar systems in rate base in the next rate case, those systems will be subject to prudence review in that case.
      iv. Spending floor and ceiling. APS will propose a program not less than $10 million per year, and not more than $15 million per year, in direct capital costs for the program. At least 65% of annual program will be dedicated to residential installations as defined in subsection e.ii. At the end of nine months of each program year, any unspent funds dedicated to low income residential installations can be used for other eligible customers.
      v. Relation to annual REST docket. The program is approved in this docket, and APS does not need to seek further approval in the REST docket for the program or the spending authorized herein. However, APS shall report the

number of installations, capital costs, and expenses in each annual REST docket. Further, recovery of the expenses through the Renewable Energy Adjustment Clause will be reviewed in the annual REST dockets as described herein.

d. Location. This program will be available throughout APS's service area, including in rural Arizona.
e. Program Eligibility. This program is limited to low and moderate income residential APS customers as defined below, as well as non-profits that serve low or moderate income APS residential customers, Title I schools, and rural government customers. Rural government is defined as any state, local or tribal government entity in or serving a rural municipality. Rural Municipality means Arizona incorporated cities and towns with populations of less than 150,000 (based on U.S. Census Bureau 2010 population data) not contiguous with or situated within a Metro Area. Metro Area means a city with a population of 750,000 or more and its contiguous and surrounding communities.
    i. Moderate income. A household earning less than 100% of the median Arizona household income. APS will verify the income of each program participant.
    ii. Low income. A household with income at or below 200% of the federal poverty level. APS will verify the income of each program participant.
f. Multi-family housing Option. APS may include any multi-family housing (such as apartment buildings) in the program.
g. Rates. Each residential APS customer participating in the program, upon installation of the solar system, will receive a bill credit of $10-50 per month applied to their APS bill. APS will work with stakeholders to discuss and determine the reasonable level of bill credit dependent upon type of installation. All other terms and conditions of the customer's rate option will continue to apply.
h. Reporting. APS will file a report with the Commission on the status of the AZ Sun II program every quarter during the term of the program. The reporting will list the number of installs in each eligible category until the next rate case.
i. Sunset. This program is approved for a period of three years from and after the date APS files a notice of program commencement in this docket. APS will file the notice no later than three months after the effective date of the Commission's decision in this docket. APS agrees not to implement any additional utility-owned residential solar distributed generation programs prior to APS's next general rate case beyond AZ Sun II, as outlined above.

13) <u>Schedule 3</u>.

a. APS will create a new classification in Schedule 3: "Rural Municipal Business Developments" which means a tract of land that has (1) been divided into contiguous lots, (2) is owned and developed by a Rural Municipality and, (3) where the Rural Municipality will be the lease-holder for future, permanent lessee applicants.
b. Extension Facilities will be installed to Rural Municipal Business Developments on the basis of an Economic Feasibility analysis in advance of application for service by permanent lessee applicants.

c. The refund eligibility period will be seven years (Rather than 5 years that applies to other classifications).

d. Advance payment of one-half of the project costs is due before the start of Company construction. The balance of the project cost will be required 7 years from the Execution Date of the agreement if the project has not become economically feasible by the end of the refundable period. Any unrefunded advance balance paid at the start of the project plus the balance of project costs due at the end of refund period will become a non-refundable contribution in aid of construction 7 years from the Execution Date of the agreement. (Rather than full advance required before start of construction).

14) Revenue Spread. For the revised revenue requirement, APS will keep the same revenue spread between Residential and General Service classes. However, within General Service, because GS extra small and small customers originally had a near zero net bill impact, the reduction will be spread to all other GS customers proportionally to the original revenue spread.

15) Military. The unbundled delivery charge for service at military-primary voltage under rate E-34 and E-35 will be reduced to a level that results in any applicable military customer getting a net impact bill increase equal to the average for all retail customers.

16) E-32 L Rate Design. As recommended by Kroger, APS will redesign E-32 L in a revenue neutral manner to recover an additional amount of $1.36 per kW in the unbundled generation charges.

17) Schools Discount Rate Rider. All public schools and public school districts will be eligible for a new rate rider. If they apply for service under this rate rider they receive a discount of $0.0024/kWh.

18) AG-X.

a. The capacity reserve charge applicable to AG-X customers will be equal to $5.5398 per kW-month (60% of current FERC demand charge of $9.233 per kW), applied to 100% of the customer's billing demand.

b. This charge and other parameters will be re-evaluated in APS's next rate case, including whether AG-X should be evaluated as a separate customer class in the cost of service study.

c. AG-X customers must provide 1-year notice to return to APS's cost-of-service rates. At APS's option, customers seeking to return with less notice must pay market-based rates until the 1-year notice period is attained.

d. The Administrative Management Fee for the program will be increased to $1.80 per MWh.

e. A retail energy imbalance protocol specifically designed to measure how well an AG-X Generation Service Provider (GSP) is matching their retail buy-through customer load on an hourly basis will replace the FERC energy imbalance

protocol. Energy Imbalance will be determined based on each GSP's aggregated hourly customer load.

i. Within the range of +/- 15% each hour or +/- 2MW, whichever is greater, GSPs would pay based on Schedule 4 of APS's OATT, which now reflects the terms of the CAISO imbalance charges.

ii. Greater than 15% each hour or +/- 2 MW, whichever is greater, in addition to the charges in i) GSPs would pay a penalty of $3 per MWh.

iii. In addition to the imbalance provisions described above, GSPs with 20% of hourly deviations greater than 20% of the scheduled amount occurring in a calendar month will receive a notice of intent to terminate the GSP's eligibility in the program unless remedied. Imbalances of this magnitude and frequency will be deemed "Excessive." Should Excessive imbalances occur again in a subsequent month, within 12 months from the date of the notice, the GSP's eligibility may be terminated. To avoid termination, a GSP must demonstrate to APS that it is operating in good faith to match its resources to its load. In the event of GSP termination, the customer will be required to secure a replacement GSP within 60 days.

f. The PSA mitigation would remain in place. However the mitigation would be modified such that the resale of capacity and energy displaced by AG-X would be established at flat $1,250,000 per month of off-system sales margins and excluded from the PSA rather than using a pro-rata share of such margins.

g. AG-X to remain at 200 MW but the prior restrictions as to 100 MW from each of the E-32L and E-34/35 rate schedules be eliminated; however, 100 MW would be allocated to 20 MW single-site customers with load factors above 70%, unless not fully subscribed during the solicitation process.

h. Line losses for scheduling AG-X load will be modified to reflect transmission voltage service when applicable.

i. 10 MW minimum aggregation level retained. Current provisions on the size of single site loads eligible for aggregation remain in place.

j. New lottery if oversubscribed – otherwise, first come, first served. After the initial re-lottery, if necessary, customers who enter the program will not be required to participate in a subsequent lottery to remain in the program.

k. The AG-1 deferral will be recovered over 5 years from all non-residential customer classes, except the street and area lighting customer classes. The amount is allocated to each class based on adjusted Test Year kWh.

l. APS will not propose a deferral of unmitigated costs resulting from AG-X, if any, and APS will not request recovery of any unmitigated costs resulting from AG-X, if any, in its next rate case.

19) Challenges to Decision Nos. 75859 and 75932. Upon final approval of the Settlement Agreement by way of a final non-appealable Commission Order that includes no material

changes to the terms of the Settlement Agreement, all signing parties will promptly take all necessary actions to (i) withdraw any challenge to Decision Nos. 75859 and 75932 they have filed; and (ii) refrain from pursuing any legal challenge to Decision No. 75859 and 75932 in any forum. Prior to the issuance of a non-appealable Commission Order in this rate case, the parties agree to work together to secure a stay of any and all appeals that will suspend the filing of all pleadings, motions, briefings, or other court documents, until after the Commission issues its final Order in this case.

20) Power Supply Adjustor Audit. In the last rate case, Staff was required to hire a consultant to do an audit of APS's Power Supply Adjustor ("PSA"). Staff's consultant performed an audit of the Company's PSA as required in the Commission's last rate case. Staff will be docketing that report in the near future. Parties will have an opportunity to comment or file testimony relating to the PSA audit report prior to the hearing in this matter. Issues relating to the PSA audit report will be addressed in the hearing on this matter.

EXHIBIT "A"

R-Tech Rate Design Elements

R-Tech Pilot Rate	
Monthly BSC	$15
Summer kW	$20.25
Summer On-peak kWh	0.05750
Summer Off-peak kWh	0.04750
Winter kW	$14.25
Winter On-peak kWh	0.04750
Winter Off-peak kWh	0.04750
Off-peak kW, **above 5 kW only**	$6.50

- Pilot rate initially available to 10,000 participants
  - At least 3,500 designated for rooftop solar + chemical storage
- On-peak hours from 3 – 8 PM, weekdays
- Off-peak demand charge 5 kW and above, only applies non-holiday weekdays
- Participating customers need at least two of the following primary technologies (purchased within 90 days of enrollment)
  - Rooftop solar systems (2 kW-dc min, 125% of load max)
  - Chemical storage systems (4 kWh min, no max)
  - Electric vehicles
- Participating customers may also combine two secondary technologies (purchased anytime) with one primary technology
  - Devices with variable speed motors
  - Grid-interactive water heating
  - Smart Thermostats
  - Automated load controllers
- Reporting no less than once per year

aps

EXHIBIT "B"

ARIZONA PUBLIC SERVICE COMPANY RATE CASE
Docket Nos. E-01345A-16-0036 and E-1345A-16-0123
List of Parties In Support of Settlement Agreement
March 1, 2017

Arizona Public Service Company
Freeport Minerals Corporation
Arizonans for Electric Choice and Competition
Residential Utility Consumer Office
Sun City Homeowners Association
Western Resource Advocates
Vote Solar
Arizona School Boards Association
Arizona Association of School Business Officials
Arizona Investment Council
Arizona Utility Ratepayer Alliance
Property Owners & Residents Association
Arizona Solar Energy Industries
Arizona Community Action Association
The Kroger Co.
Solar Energy Industries Association
Calpine Energy Solutions LLC
Constellation New Energy, Inc.
Direct Energy Business, LLC
Energy Freedom Coalition of America
Arizona Competitive Power Alliance
Wal-Mart Stores, Inc.
Local Unions 387 and 769 of IBEW, AFL-CIO
Federal Executive Agencies
City of Sedona
Arizona Solar Deployment Alliance
Granite Creek Power & Gas LLC
Granite Creek Farms LLC
City of Coolidge
ConservAmerica
Arizona Corporation Commission Utilities Division Staff